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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 6, 2006

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                        BrainStorm Cell Therapeutics Inc.
             (Exact Name of Registrant as Specified in its Charter)

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         Washington                     333-61610                 912061053
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

                           1350 Avenue of the Americas
                            New York, New York 10019
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 557-9000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

      On February 7, 2006, BrainStorm Cell Therapeutics Inc. (the "Company") issued a $500,000 10% Convertible Promissory Note Due February 7, 2007 (the "Note") to Vivian Shaltiel (the "Holder") in connection with the Holder's loan to the Company. Interest on the Note will accrue at the rate of ten percent per annum and will be due and payable in full on February 7, 2007 (the "Maturity Date"). Any amount overdue shall bear interest from the date it became overdue at an annual rate of fifteen percent per annum. The Note will become immediately due and payable upon the occurrence of certain Events of Default, as defined in the Note. The Holder has the right at any time prior to the close of business on the Maturity Date to convert all or part of the outstanding principal and interest amount of the Note into shares of the Company's common stock, $0.00005 par value per share (the "Common Stock"). The Conversion Price, as defined in the Note, will be 75% (50% upon the occurrence of an Event of Default) of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board for the five trading days prior to the Company's receipt of the Holder's written notice of election to convert. The Conversion Price will be adjusted in the event of a stock dividend or reclassification.

      In connection with the Holder's loan to the Company, the Company agreed to pay Zvika Borenstein a finder's fee of 10% of the loan. The net proceeds of the loan to the Company will be $450,000, which is expected to be used for general, working capital purposes.

      The foregoing description is subject to, and qualified in its entirety by, the Note filed as an exhibit hereto and incorporated herein by reference.

      On February 6, 2006, pursuant to the 2004 Global Share Option Plan, the Company entered into an amendment to the Company's option agreement with Mr. David Stolick, the Company's Chief Financial Officer. The amendment changes the exercise price of the 400,000 options granted to Mr. Stolick on March 29, 2005 to $0.15 per share. All other terms of the option agreement remain the same. The Company's Board of Directors approved the amendment, which is attached hereto as
Exhibit 10.2.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      A description of the Note is contained in Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Note filed as an exhibit hereto and incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

      A description of the Note is contained in Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Note filed as an exhibit hereto and incorporated herein by reference.

      The issuance of the Note was effected without registration in reliance on
Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such securities.


Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

10.1 Convertible Promissory Note, dated February 7, 2006, issued by the Registrant to Vivian Shaltiel.

10.2 Amendment to Option Agreement, dated as of February 6, 2006, between Mr. David Stolick and the Registrant.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BRAINSTORM CELL THERAPEUTICS INC.


                                       By: /s/ Yoram Drucker
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Date: February 7, 2006                         Yoram Drucker
                                               Chief Operating Officer
                                               (Principal executive officer)


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                                  EXHIBIT INDEX


Exhibit No.       Description
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10.1              Convertible Promissory Note, dated February 7, 2006, issued by the Registrant to Vivian Shaltiel.

10.2 Amendment to Option Agreement, dated as of February 6, 2006, between Mr. David Stolick and the Registrant.